Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Solsys Medical, LLC

Newport News, Virginia

Report on the Financial Statements

We have audited the accompanying financial statements of Solsys Medical, LLC (the Company), which comprise the balance sheets as of December 31, 2018 and 2017, the related statements of operations, changes in members’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ PBMares, LLP

Newport News, Virginia

April 11, 2019

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

BALANCE SHEETS

	December 31,
	2018	2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$819,442	$6,124,918
Accounts receivable, net of allowance for doubtful accounts	3,887,215	918,634
Inventory	19,371	10,023
Prepaid expenses	303,952	162,906
Total current assets	5,029,980	7,216,481

PROPERTY AND EQUIPMENT
Computer equipment and software	75,075	54,275
Machinery and equipment	753,145	507,159
Furniture and fixtures	54,131	46,416
Leasehold improvements	27,736	27,736
	910,087	635,586
Less accumulated depreciation	548,703	452,453
Total property and equipment	361,384	183,133
Total assets	$5,391,364	$7,399,614

See Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

BALANCE SHEETS, (CONTINUED)

	December 31.
	2018	2017
LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,197,837	$301,618
Accrued sales commissions	1,394,195	776,436
Accrued interest	277,749	236,501
Accrued exit fee	436,041	352,608
Current maturities of notes payable, net of unamortized debt issuance costs	889,490	—
Accrued expenses	170,090	—
Total current liabilities	4,365,402	1,667,163

LONG-TERM LIABILITIES
Notes payable, net of unamortized debt issuance costs, less current maturities	14,029,118	14,872,469

MEMBERS’ DEFICIT	(13,003,156)	(9,140,018)
Total liabilities and members’ deficit	$5,391,364	$7,399,614

See Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

STATEMENTS OF OPERATIONS

	Year Ending December 31,
	2018	2017
Net sales	$10,133,332	$29,423
Cost of goods sold	2,859,460	55,154
Gross income (loss)	7,273,872	(25,731)
Other revenue — TheraSkin® revenue share	6,937,968	9,560,076
Other revenue — shipping and handling revenue	29,181	—
Income before operating expenses	14,241,021	9,534,345
Operating expenses:
Selling and marketing expenses	14,671,528	10,263,295
General and administrative expenses	5,739,248	3,781,485
Research and development expenses	1,659,858	578,634
Total operating expenses	22,070,634	14,623,414
Operating loss	(7,829,613)	(5,089,069)
Other income (expense):
Interest income	22,153	268
Interest expense	(2,054,395)	(2,758,053)
Miscellaneous income	4,504	—
Loss on disposal of equipment	(5,787)	(160,597)
Debt forgiveness	—	433,548
Total other expenses	(2,033,525)	(2,484,834)
Net loss	$(9,863,138)	$(7,573,903)

See Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

	Common	Series A Preferred	Series B Preferred	Series C Preferred	Series D Preferred	Series E Preferred	Series F Preferred	Total
Balance, December 31, 2016	$(11,469,912)	$(4,438,094)	$(2,619,502)	$(227,896)	$—	$—	$—	$(18,755,404)
Exercise of common unit warrants	329	—	—	—	—	—	—	329
Issuance of Series E Preferred Units, net of syndication costs (see Note 3)	—	—	—	—	—	17,188,960	—	17,188,960
Net loss	(2,459,714)	(835,204)	(2,209,156)	(1,178,129)	—	(891,700)	—	(7,573,903)
Balance, December 31, 2017	(13,929,297)	(5,273,298)	(4,828,658)	(1,406,025)	—	16,297,260	—	(9,140,018)
Issuance of Series E Preferred Units	—	—	—	—	—	6,000,000	—	6,000,000
Net loss	(1,341,387)	(455,677)	(1,205,275)	(643,077)	—	(6,217,722)	—	(9,863,138)
Balance, December 31, 2018	$(15,270,684)	$(5,728,975)	$(6,033,933)	$(2,049,102)	$—	$16,079,538	$—	$(13,003,156)

See Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

STATEMENTS OF CASH FLOWS

	Year Ending December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,863,138)	$(7,573,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	96,250	96,979
Loss on disposal of equipment	5,787	160,597
Amortization of debt issuance costs	46,139	97,048
Change in bad debt reserve	75,000	—
Debt forgiveness	—	(433,548)
Accrued interest capitalized on SWK note payable	—	1,697,378
(Increase) decrease in assets:
Accounts receivable	(3,043,581)	(125,113)
Inventory	(9,348)	31,532
Prepaid expenses	(141,046)	(162,281)
(Decrease) increase in liabilities:
Accounts payable	896,219	(172,667)
Accrued sales commissions	617,759	98,033
Accrued interest	41,248	43,214
Accrued exit fee	83,433	164,344
Accrued expenses	170,090	—
Deferred liabilities	—	(291,515)
Net cash used in operating activities	(11,025,188)	(6,369,902)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(280,288)	—
Net cash used in investing activities	(280,288)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Series E preferred units	6,000,000	19,000,000
Net repayments on notes payable	—	(4,991,585)
Issuance of common units	—	329
Syndication costs	—	(1,811,040)
Payment of financing costs	—	(95,852)
Net cash provided by financing activities	6,000,000	12,101,852
Net (decrease) increase in cash and cash equivalents	(5,305,476)	5,731,950
Cash and cash equivalents, beginning	6,124,918	392,968
Cash and cash equivalents, ending	$819,442	$6,124,918
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	$1,883,575	$756,069

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES

During the year ended December 31, 2017, $433,548 of debt was forgiven as part of the Company’s debt payoff agreement with Alliqua (see Note 2).

During the year ended December 31, 2017, accrued interest of $1,697,378 was capitalized into the principal of the SWK note balance (see Note 2).

See Notes to Financial Statements.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:

Solsys Medical, LLC (the Company) was a Virginia limited liability company formed on November 24, 1999 under the laws of the state of Virginia. The Company previously operated under the name Soluble Systems during the year ended December 31, 2017 but changed its name to SolSys Medical, LLC in February 2018. During October 2017, the Company converted to a Delaware limited liability company. The Company distributes human skin tissue allograft under the brand name TheraSkin® through a distribution agreement with LifeNet Health. The Company also manufactured and marketed a line of advanced sterile wound care dressings under the brand name TheraGauze™. TheraGauze™ was manufactured in a certified clean room environment under strict quality protocols in Hampton, Virginia. During the year ended December 31, 2017, the Company ceased production of TheraGauze™ but sold finished goods inventory in 2018. The Company’s products are sold to customers throughout the United States of America, and its corporate office is located in Newport News, Virginia.

Significant accounting policies:

Basis of accounting:

The financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and cash equivalents:

The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable:

Trade receivables are stated at the amount management expects to collect from balances outstanding at year-end. Management provides an allowance for doubtful accounts which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. The allowance for doubtful accounts was $75,000 as of December 31, 2018. Management determined no allowance was necessary as of December 31, 2017. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Trade receivables are considered past due if any portion of the receivable balance is outstanding for more than sixty days. Interest is not charged on past due receivables.

Inventory:

Inventories are stated at the lower of cost or net realizable value. Cost is determined by the average cost method. All inventory at December 31, 2018 and 2017 consisted of finished goods inventory.

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Property and equipment:

Property and equipment are stated at cost. Repairs and maintenance are charged to expense when incurred; renewals and betterments are capitalized. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Computer equipment and software	2 - 5
Machinery and equipment	5 - 7
Furniture and fixtures	7
Leasehold improvements	7 - 39

When property is sold or retired, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is included in the statement of operations.

Impairment of long-lived assets:

Management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable. Long-lived assets are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified. No impairment was noted on long-lived assets for the years ended December 31, 2018 and 2017.

Debt issuance costs:

Costs incurred in connection with obtaining notes payable for the Company are recognized as interest expense over the term of the related notes payable using the straight-line method.

Revenue recognition:

The Company recognizes TheraGauze® revenue when the product is shipped to customers.

Prior to July 2018 the Company received a revenue share based on gross sales of TheraSkin® sold by LifeNet Health as vendor of record under a supply and distribution agreement with Skin Wound and Allograft Institute, LLC (LifeNet Health). In July 2018 LifeNet Health and the Company began transitioning the sales, billing and collections of TheraSkin® from LifeNet Health to the Company as the new vendor of record. The transition of customers to the Company as vendor of record was virtually complete by the end of 2018. For customers that the Company is vendor of record for sales of TheraSkin®, the Company recognizes TheraSkin® revenue when the product is shipped to such customers. The supply and distribution agreement has a current term through October 26, 2027; however, the agreement contains a unilateral right for the Company to extend the term up to three (3) years to October 26, 2030 (see Note 6).

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Shipping and handling costs:

Shipping and handling costs incurred by the Company, primarily for paying LifeNet Health for shipping and handling fees for the Company’s sale of TheraSkin® to customers as vendor of record as required by their supply and distribution agreement, the purchase of dry ice, and payment of shipping costs for products returned to LifeNet Health, amounted to $1,371,047 and $143,297, respectively, for the years ended December 31, 2018 and 2017, and are included in general and administrative expenses in the accompanying statements of operations.

Advertising:

Advertising costs are expensed as incurred. Advertising expense of $168,011 and $76,421 for the years ended December 31, 2018 and 2017, respectively, is included in the selling and marketing expenses in the accompanying statements of operations.

Research and development:

Research and development costs are expensed as incurred.

Income taxes:

The Company is a limited liability company and, as such, its income or loss passes directly to its members. Therefore, no provision or liability for income taxes has been included in the financial statements.

Under the provisions of the pronouncement for “Accounting for Uncertainty in Income Taxes,” if there are uncertain and potentially material tax positions identified, the resulting estimated liability, including any related interest and penalties, will be recorded as miscellaneous expense in the general and administrative expense category.

Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements:

In December 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (ASU 2016-20). In May 2016, the FASB issued Accounting Standards Update 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” (ASU 2016-12). In April 2016, the FASB issued Accounting Standards Update 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (ASU-2016-10). In March 2016, the FASB issued Accounting Standards Update

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Recent accounting pronouncements (continued):

2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross verses Net)” (ASU-2016-08). These updates provide additional clarification and implementation guidance on the previously issued Accounting Standards Update 2014-09, “Revenue from Contracts with Customers (Topic 606)” (ASU 2014-09). Collectively, these updates require a company to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. These updates supersede almost all existing revenue recognition guidance under GAAP, with certain exceptions. ASU 2014-09 provides two methods of retrospective application. The first method would require the Company to apply ASU 2014-09 to each prior reporting period presented. The second method would require the Company to retrospectively apply ASU 2014-09 with the cumulative effect recognized at the date of initial application. ASU 2014-09 will be effective for the Company in the year beginning January 1, 2019. The Company is currently evaluating the impact of adopting the available methodologies of ASU 2014-09 upon its financial statements in future reporting periods. The Company has not yet selected a transition method. The Company is in the process of evaluating the new standard against its existing accounting policies, including the timing of revenue recognition, and its contracts with customers to determine the effect the guidance will have on its financial statements and what changes to systems and controls may be warranted.

In July 2018, the FASB issued Accounting Standards Update 2018-11, “Leases (Topic 842): Targeted Improvements” (ASU 2018-11), and Accounting Standards Update 2018-10, “Codification Improvements to Topic 842, Leases” ASU 2018-10). The amendments in ASU 2018-11 provide for an additional and optional transition method that allows an entity to initially apply ASC Topic 842 at the adoption date and recognize a cumulative effect adjustment to its opening balance of retained earnings in the period of adoption and continue its reporting for the comparative periods presented in accordance with the current lease guidance, ASC Topic 840. The amendments in ASU 2018-10 provide additional clarification and implementation guidance on certain aspects of the previously issued Accounting Standards Update 2016-02, “Leases (Topic 842)” (ASU 2016-02), and have the same effective and transition requirements as ASU 2016-02. Upon the effective date, ASU 2016-02 will supersede the current lease guidance in ASC Topic 840. Under the new guidance, lessees will be required to recognize for all leases, with the exception of short-term leases, a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis. Concurrently, lessees will be required to recognize a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company plans to apply the optional transition method at the adoption date and is currently evaluating the effects the adoption of ASU 2016-02 will have on the financial statements.

In August 2016, FASB issued ASU 2016-15, “Statement of Cash Flows — Classification of Certain Cash Receipts and Cash Payments (Topic 230)” (“ASU 2016-15”). The standard reduces diversity in practice of how certain transactions are classified in the statement of cash flows. The new guidance

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Recent accounting pronouncements (continued):

clarifies the classification of cash activity related to debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate and bank-owned life insurance policies, distributions received from equity-method investments, and beneficial interests in securitization transactions. The standard also describes a predominance principle in which cash flows with aspects of more than one class that cannot be separated should be classified based on the activity that is likely to be the predominant source of use of cash flow. ASU 2016-15 will be effective for the Company in the year beginning January 1, 2019.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation — Stock Compensation (Topic 718): Improvements to Share-Based Payment Accounting” (“ASU 2016-09”). The standard is intended to simplify several areas of accounting for share based compensation arrangements, including the income tax impact, classification on the statement of cash flows and forfeitures. The Company adopted ASU 2016-09 during the year ended December 31, 2018 which had no material impact on the financial statements. In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting (“ASU 2017-09”). This ASU clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The standard was adopted on January 1, 2018. The adoption of ASU 2017-09 did not have any impact on the financial position, results of operations, or cash flows.

Reclassifications:

Certain reclassifications have been made to the December 31, 2017 financial statement presentation to correspond to the current year’s format. Previously reported members’ deficit and net loss are unchanged due to these reclassifications.

Note 2.	Notes Payable

Notes payable consists of the following as of December 31:

	2018	2017
SWK Funding, LLC note payable	$15,094,878	$15,094,878
Less unamortized debt issuance costs	176,270	222,409
	14,918,608	14,872,469
Less current maturities, net of unamortized debt issuance costs	889,490	—
	$14,029,118	$14,872,469

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 2.	Notes Payable (continued)

Following are the scheduled maturities of the notes payable for the years ending December 31:

2019	$900,000
2020	3,600,000
2021	3,600,000
2022	6,994,878
$15,094,878

The Company has a $12,000,000 promissory note syndicated by SWK Funding, LLC (SWK) on the behalf of multiple lenders as defined in the note agreement. During May 2016, the promissory note was amended. As part of the amendment, $397,500 of accrued interest was capitalized into the principal of the note balance. During May 2017, the promissory note was amended to add additional principal of $1,000,000. During October 2017, the promissory note was again amended. As part of this amendment, $1,697,378 of accrued interest was capitalized into the principal of the note balance. The amended note accrues interest at a variable rate of the greater of 1.5% or the three month LIBOR, with a maximum variable rate of 3%, plus 10.25% (13.06% at December 31, 2018) payable quarterly. The Company is required to make revenue-based principal payments based on aggregate revenue as defined in the credit agreement. The revenue based payments require quarterly the Company to pay 12.5% of aggregate annual revenue up to $15,000,000 and 10% of any aggregate annual revenue greater than $15,000,000. Beginning November 2019, scheduled principal payments of $900,000 plus accrued interest are due quarterly, with all remaining principal and unpaid accrued interest due October 26, 2022. The note is secured by substantially all assets of the Company, and is guaranteed by two members of the Company up to $5,000,000. At December 31, 2018 and 2017, interest related to this note of $277,749 and $236,501, respectively, remains in accrued interest on the accompanying balance sheets. As part of the amendment, the note calls for an exit fee in the amount equal to 5% of the total principal borrowings and capitalized interest on the note to be paid to SWK upon the earlier of the maturity date, as defined, or the full repayment of the note. The Company recognized $83,433 and $164,344, respectively, of expense related to the exit fee during the years ended December 31, 2018 and 2017 which is included in interest expense in the accompanying statements of operations. Accrued exit fees of $436,041 and $352,608, respectively, were outstanding and included on the accompanying balance sheets as of December 31, 2018 and 2017.

Under the terms of the promissory note syndicated by SWK, the Company is required to meet certain financial covenants. During the year ended December 31, 2018, the Company failed to meet quarterly covenants associated with its debt agreement. Subsequent to year end, the Company and SWK entered into a forbearance agreement as a result of the covenant violation. The forbearance agreement is effective until the earlier of April 15, 2019 or the occurrence of another event of default as defined in the agreement.

As part of the issuance of the SWK note and subsequent amended and restated warrant agreements, 1,209,068 detachable warrants for Series D Preferred units were issued to SWK with an exercise price of $.99 per unit with an additional 2,284,793 of additional warrant units for Series D Preferred units with an exercise price of $.89 per unit. The warrants expire at the earlier of May 10, 2027, or an exercise event as described in the amended and restated warrant agreement. No Series D Preferred Units warrants had been exercised as of December 31, 2018.

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 2.	Notes Payable (continued)

No discount or premium was recognized upon issuance of the detachable warrants and convertible notes, and at December 31, 2018 and 2017, respectively, there is no carrying amount related to the detachable warrants as management determined that their fair value was equal to zero.

The Company had a $1,000,000 promissory note with Alliqua Biomedical, Inc (“Alliqua”). In January 2017, the Company entered into an additional $350,000 promissory note with Alliqua as part of Alliqua’s Contribution and Merger Agreement with the Company. The notes accrued interest at 6% with all accrued interest payable in arrears to Alliqua on the maturity date, which was defined in the notes as the earlier of the termination of the Contribution and Merger Agreement, the closing date of the Contribution and Merger Agreement, or an event of default. On February 27, 2017, Alliqua terminated the Contribution and Merger Agreement, resulting in all outstanding amounts becoming due at the time of termination. During October 2017, the Company entered into a payoff agreement with Alliqua to satisfy all principal and outstanding accrued interest under the promissory notes for a total of $1,000,000. As a result of the payoff agreement, the Company recognized $433,458 of debt forgiveness income which is included in the accompanying statement of operations for the year ended December 31, 2017.

The Company issued various convertible promissory notes in principal amounts ranging from $20,000 to $1,000,000. During the year ended December 31, 2017, the Company issued additional convertible promissory notes in the aggregate principal amount of $330,000. A majority of the notes outstanding were with members of the Company (see Note 5). The notes bore interest at a fixed rate of 16% per annum, payable at maturity. The convertible notes, along with all accrued and unpaid interest, were due on the earliest of May 31, 2020, the day of a change of control transaction as defined in the note agreements, or the date that is six months after the payoff of the Company’s promissory note to SWK. The terms of conversion of the outstanding debt into Series D Preferred Units were governed by the individual note purchase agreements at a conversion rate equal to $20,177,707 divided by the number of Units of the Company outstanding immediately prior to the conversion of the first Series D Convertible Note. These notes were paid in full during the year ended December 31, 2017.

During the years ended December 31, 2018 and 2017, the Company incurred interest expense of $1,924,823 and $2,496,661, respectively, on the notes payable. Additionally, amortization of debt issuance costs of $46,139 and $97,048, respectively, is included in interest expense for the years ended December 31, 2018 and 2017.

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 3.	Members’ Deficit

Effective October 26, 2017, the Company amended and restated its existing operating agreement to create a class of Series E Preferred Units to be issued by the Company. The restatement includes each Member’s status as Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred Units, and Series F Preferred Units, along with the number of units held by each member. Additionally, the restatement provided for the Company to issue up to a maximum of 13,498,187 Series F Preferred units as incentive compensation for certain key executives of the Company in consideration for those employees entering into employment agreements with the Company. The Series F Preferred units vest over a four year period and the total number of Series F units are subject to the exercise of outstanding warrants for Series D Preferred Units (see Note 6).

The amended operating agreement allows for Series E Preferred Members to require the Company to redeem for cash all of the then outstanding Series E Preferred Units at any time during or after October 2021. The redemption rate will be at a purchase price equal to the greater of the fair market value of the Series E Preferred Units at time of the redemption or the original Series E Preferred purchase price plus an aggregate internal rate of return of 8% per annum. If the Company is unable to redeem the Series E Preferred Units within 180 days after receiving notice of the redemption request, the Company may be forced to engage an investment bank to direct the sale of the Company in order to satisfy the redemption obligations.

During the years ended December 31, 2018 and 2017, the Company issued a total of 49,923,118 units of Series E Preferred units for a total of $6,000,000 and $19,000,000, respectively. These units are recorded net of syndication fees of $1,811,040 incurred during the year ended December 31, 2017. No syndication fees were incurred during the year ended December 31, 2018.

The Company has a total of 71,736,864 units issued, of which 9,760,419 units are common units, 3,314,401 units are Series A Preferred Members, 8,764,741 units are Series B Preferred Members, 4,676,263 units are Series C Preferred Members, and 45,221,040 units are Series E Preferred members. In addition, there are outstanding warrants exercisable for up to 3,493,861 Series D Preferred Units as of December 31, 2018. During the year ended December 31, 2017, warrants were exercised by a related party for 1,000 common units for a total of $329.

Profit and loss allocations are made in accordance with the operating agreement and follow the distribution schedule as outlined below.

Distributions:

Distributions of net cash flow will be paid in accordance with the terms of the operating agreement. No distributions were paid during 2018 and 2017.

Allocation of profit from operations and distributions of net cash flow resulting from a liquidation event follow waterfall schedules as outlined in the operating agreement. Allocations of loss from operations will be made in accordance with ownership percentage, subject to certain limitations as defined in the operating agreement.

Limited liability company dissolution:

The Company shall be dissolved upon the consent of the Board of Managers and the Series E Preferred Members or upon the occurrence of other events as defined in the amended and restated operating agreement.

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 4.	Operating Leases

The Company leases its office facilities and equipment through operating leases with various terms through May 2024. Office space is leased on a month-to-month lease from an entity for which a member of the Company is president (see Note 5). Rent expense under the related party lease totaled $80,593 and $77,364, respectively, for the years ended December 31, 2018 and 2017. Rent expense under unrelated party leases totaled $46,019 and $41,629, respectively, for the years ended December 31, 2018 and 2017.

Minimum lease payments required under these lease agreements for the years ending December 31 are as follows:

2019	$30,216
2020	21,820
2021	20,172
2022	18,293
2023	18,177
Thereafter	7,574
$116,252

Note 5.	Related Party Transactions

The Company had issued various notes payable to members and other related parties to finance operations. During the year ended December 31, 2017 the Company issued additional convertible promissory notes to members in the aggregate principal amount of $330,000. Interest expense on related party notes totaled $519,505 during the year ended December 31, 2017. These notes were paid in full during the year ended December 31, 2017.

The Company’s promissory note is syndicated by SWK Holdings who holds outstanding warrants exercisable in the Company for up to 3,493,861 Series D Preferred Units as of December 31, 2018 (see Notes 2 and 3).

During the years ended December 31, 2018 and 2017, the Company leased office space from an entity for which a member of the Company is president (see Note 4).

The Company has a distribution and supply agreement with LifeNet Health from which substantially all revenue is derived with LifeNet Health as vendor of record, or substantially all product is sourced with LifeNet Health as supplier to the Company after the Company became vendor of record (see Notes 8 and 9). LifeNet Health is a member of the Company, owning 1,000 common units as of December 31, 2018 and 2017. Additionally, the Chief Financial Officer of LifeNet Health serves on the Company’s Board of Directors.

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 6.	Commitments and Contingencies

During the year ended December 31, 2017, the Company amended its supply and distribution agreement with LifeNet Health and contemporaneously entered into a Services Agreement with LifeNet Health. As part of the amended agreement, the Company and LifeNet Health agreed to an exclusive purchase arrangement in which the Company purchases all TheraSkin® product during the term of the agreement from LifeNet Health, and LifeNet Health agreed to not supply or provide rights to a third party for TheraSkin nor any competing product as defined in the agreement. Additionally, the amended agreement modifies the existing revenue share agreement based on approved gross profit margin ranges as defined in the agreement.

The Services Agreement provides for two services that the Company may choose to have LifeNet Health provide: 1) LifeNet Health will charge the Company a service fee equal to 10% of total aggregate net sales of TheraSkin® in exchange for LifeNet Health invoicing on behalf of the Company on all TheraSkin® sales and/or 2) LifeNet Health will charge the Company a shipping fee equal to 10% of the net sales of TheraSkin® to customers until the earlier of the termination of the agreement or 30 days following the Company providing an assumption of shipping responsibility notice to LifeNet Health. In July 2018 LifeNet Health and the Company began transitioning the invoicing function from LifeNet Health to the Company. The transition of all customers to the Company as vendor of record was virtually complete by the end of 2018. LifeNet Health continues to perform the shipping function under the supply and distribution agreement for the Company to customers it is vendor of record, until such time as the Company elects to take over shipping of TheraSkin®.

As a result of LifeNet Health agreeing to the amended supply and distribution agreement and the occurrence of a change of control event as defined in the agreement, the Company paid LifeNet Health a $1,200,000 modification fee. This fee is included in general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2017.

The Company has equity appreciation rights agreements with certain current and past employees. For common unit equity appreciation rights, the equity appreciation rights represent the right to receive for each common unit the excess of the fair market value of the common unit over the base value per common unit, which is defined as $1. For Series F Unit appreciation rights, the equity appreciation rights represent the right to receive for each Series F Unit the fair market value of the Series F unit as defined in the respective agreements. The Series F Unit appreciation rights are subject to a vesting schedule as described in Note 3 of the financial statements. The appreciation rights occur upon the occurrence of a change in control event as defined in the agreement. As of December 31, 2018 and 2017, 1,192,000 and 1,259,000, respectively, of common unit equity appreciation rights were outstanding. At December 31, 2018, 1,146,750 of Series F Unit equity appreciation rights were outstanding. No Series F Unit equity appreciation rights were outstanding as of December 31, 2017. Based on a valuation of the Company, management believes that the value of the equity appreciation rights to be $0 and, as a result, no expense accrual has been recorded for the equity appreciation rights as of December 31, 2018 and 2017.

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 7.	Retirement Plan

The Company has a defined contribution plan (the Plan) under section 401(k) of the Internal Revenue Code for eligible employees. Under the Plan, employees are entitled to contribute a portion of their compensation each Plan year up to IRS limitations. For each Plan year, the Company makes a matching contribution of up to 4% of the participant’s contribution, as determined by the Company. Contributions made to the Plan by the Company were $280,509 and $193,285, respectively, for the years ended December 31, 2018 and 2017.

Note 8.	Concentrations of Credit Risk

During 2018 and 2017, substantially all revenues and outstanding accounts receivable and source of product for resale were derived from transactions with LifeNet Health or from third party customers through the Company supply and distribution agreement with LifeNet Health (see Note 6).

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts in financial institutions. Amounts in excess of federally insured limits at December 31, 2018 and 2017 totaled $1,407,915 and $6,168,939, respectively.

Note 9.	Management Plans

The Company’s financial statements have been presented on a basis that its business is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net losses of $9,863,138 and $7,573,903 for the years ended December 31, 2018 and 2017, respectively. These losses reduced working capital and increased members’ deficit, resulting in the need to secure new capital to fund operations in 2019 and beyond. As a result, there is substantial doubt about the Company’s ability to continue as a going concern. If management’s plans are realized, then the substantial doubt about the Company’s ability to continue as a going concern may be alleviated.

The planned merger of the Company and Alliqua pursuant to that certain sale/merger agreement dated October 5, 2016 (the “Sale/Merger Agreement”) did not close due to Alliqua’s inability to raise the required capital to close the transaction. The Sales/Merger Agreement terminated by its own terms on or about February 27, 2017. Prior to the termination of the Sale/Merger Agreement, and pursuant to its terms, Alliqua advanced the Company unsecured loan proceeds totaling $1,350,000 (the “Alliqua Loan”) (see Note 2), which assisted the Company in funding its continuing operations.

Based on the strong sales performance that the Company experienced in 2016 during the aforementioned sale/merger process, the Company’s management, its Board of Directors and its investment banker, Canaccord Genuity, believed the Company could raise new growth equity capital to continue operations and growth. The formal process conducted by Canaccord Genuity resulted in the $25,000,000 growth equity investment from 1315 Capital (“1315”) and SV Health Investors (“SV”) that closed on or about October 26, 2017, of which $19,000,000 was funded at closing and the remaining $6,000,000 was funded in June 2018.

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 9.	Management Plans (continued)

During 2019, the Company also secured a working line of credit of $5,000,000 from Silicon Valley Bank to support the anticipated revenue growth in addition to transitioning responsibility of order-to-cash process from LifeNet Health to the Company (see Note 10). Additionally, 1315 and SV funded an additional $3,000,000 equity investment in the Company in February 2019 that was contemplated in the original agreement between 1315, SV and the Company, and are contemplating another $4,000,000 equity investment in the second quarter of 2019 into the Company (see Note 10). Lastly, SWK Funding has offered to increase its $15,000,000 loan to $20,000,000 in Q2 2019.

The new growth equity investment allowed the Company to expand the number of direct sales representatives to approximately 55 at the end of calendar year 2018. Although 1315 and SV are not contractually obligated to fund new product acquisition and/or licensing, they and management are actively seeking new product additions to the TheraSkin® product line to provide direct sales representatives more products to sell at the same point of sales to create greater sales efficiency per direct sales representative. The Company believes the expansion of the sales force will contribute significant sales growth going forward.

TheraSkin® continues to maintain nationwide Medicare coverage, extensive private insurance coverage and Medicaid coverage in 42 States and the District of Columbia. Expanding Medicaid and private insurance coverage for TheraSkin® continues to be a strategic priority for the Company. Management is pursuing Medicaid coverage in the remaining 8 States that do not currently cover Thera Skin® for Medicaid patients and is actively pursuing coverage by WellPoint Anthem, Aetna and Humana and second tier private insurance companies.

An independent general surgeon recently published a clinical study that involved a non-industry sponsored prospective randomized clinical trial comparing head-to-head TheraSkin® and Apligraf in treatment of venous leg ulcers. The Company plans to submit this new clinical evidence to private and Medicaid payors to seek new coverage determinations for TheraSkin®. Additionally, the Company is working on other clinical study efforts to both defensively protect and offensively expand TheraSkin® payor coverage policy.

Based on the foregoing, management believes that if its plans are successful, the Company will have adequate funds to continue its operations and execute its sales and marketing strategy for its primary wound care product, TheraSkin®. However, there can be no assurances that the Company will be able to secure all additional funding.

Note 10.	Subsequent Events

Subsequent to year end, the Company entered into a $5,000,000 line of credit agreement with Silicon Valley Bank. Under the line of credit agreement, interest on borrowings is calculated at the greater of the prime rate plus .25% or 5.25%. Borrowings on the line are limited to 85% of eligible accounts receivable as defined in the line of credit agreement. The line is secured by substantially all assets of the Company. Additionally, the agreement calls for a final payment fee of $75,000 to be paid at the earlier of the maturity date or the termination of the agreement. The Company is required to meet certain financial covenants as defined in the line of credit agreement. The line of credit agreement matures on January 22, 2021.

Notes continued on next page.

SOLSYS MEDICAL, LLC

(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2018 and 2017

Note 10.	Subsequent Events (continued)

Subsequent to year end, the Company entered into a forbearance agreement with SWK dated March 4, 2019 as a result of covenant violations on its credit agreement as of December 31, 2018. Under the terms of the forbearance agreement, SWK agreed to forbear in exercising any right or remedy available to it under the loan agreement as it relates to defaults on the line of credit as of December 31, 2018. The forbearance agreement is effective until the earlier of April 15, 2019 or the occurrence of another event of default as defined in the agreement (see Note 2).

Subsequent to year end, the Company issued 5,426,525 of Series E Preferred member units to 1315 and SV raising an additional $3,000,000 equity investment in the Company.

Management has evaluated subsequent events through April 11, 2019, the date the financial statements were available to be issued.